EXHIBIT 99.1

January 21, 2025
NEWS RELEASE
OTCQB: ALID

200 – 400 Doyle Avenue,

Kelowna, BC, Canada V1Y OC2

Toll Free: 1-877-255-4337

www.allied.health

Allied Corp Announces Strategic Decision to Voluntarily Cease Quotation and SEC Registration

Kelowna, BC, Canada – January 21, 2025 Allied Corp. ("Allied" or the "Company") (OTCQB: ALID) today announced that its Board of Directors (the "Board") has determined to voluntarily cease the quotation of its common shares (the "common shares") from the OTCQB and to terminate its registration with the Securities and Exchange Commission ("SEC").

After careful consideration, extensive internal and external review of strategic, financial, and operational factors, and independent consultation with both internal advisors and legal counsel, the Board has determined that it is in the best interests of shareholders to voluntarily cease its reporting obligations with the Securities and Exchange Commission.

The Company today notified the OTCQB of its intention to voluntarily terminate the quotation of its Securities from the OTCQB. The Company intends to file a Form 25 with the Securities and Exchange Commission and the OTC Markets Group, Inc. ("OTC") on or about January 31, 2025 to effect the termination of quotation, and thereafter intends to file a Form 15 with the SEC to effect the deregistration of its common shares under Section 12(b) of the Exchange Act. As a result, the Company expects the last day of quotation of its common shares on the OTCQB will be on or about February 11, 2025.

Following the termination of the quotation of the Company’s Securities from the OTCQB, the Company intends to file a Form 15 with the SEC on or about February 11, 2025 to suspend its reporting obligations under the Exchange Act. As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately cease. Other SEC filing requirements, including without limitation requirements for 13D filings, Form 4s and other transactions, will terminate upon the effectiveness of the deregistration. Although the Company will have no continuing requirement to file periodic reports with the SEC after February 11, 2025, the Company expects that the formal deregistration of its Securities will become effective 90 days after the filing of the Form 15 with the SEC. The documents filed with the SEC will be available at www.sec.gov.

The Board’s decision reflects a strategic realignment of resources to maximize shareholder value and ensure sustainable growth. The financial costs associated with maintaining a public company will be redirected toward accretive initiatives, including driving operational efficiency and advancing revenue-generating opportunities.

Allied Corp. remains committed to its core business objectives and ongoing operations. The Company will continue to pursue revenue generation, operational excellence, and strategic growth initiatives to drive long-term value for shareholders.

Key Highlights of the Decision:

•	The Board has sought external and internal expert opinions on what is the best situation to drive accretive value for shareholders.

•	Allied Corp. will delist from its current public exchange following regulatory and procedural compliance.

•	The financial costs associated with public listing will be reallocated to initiatives that deliver accretive value to shareholders.

•	Allied will still maintain internal corporate governance and fiscal stewardship standards consistent with those of a public company.

•	The Company intends to seek to re-list on a public exchange in the future as part of its strategic roadmap.

The Company will ensure that all regulatory and procedural requirements for de-registration are met.

About Allied Corp. – CLICK HERE

Allied Corp. is a Canadian cannabis supplier with its production center in Colombia. By leveraging Canadian cannabis cultivation expertise and Colombian price advantages, Allied offers consistent supply of premium cannabis product at scale and at attractive prices, meeting international high-quality standards.

Investor Relations :

ir@allied.health

1-877-255-4337

Disclaimer and Forward-Looking Statements:

Neither the OTCQB nor any regulatory authority assumes responsibility for the accuracy or adequacy of this release.

This press release includes certain statements that may be deemed "forward-looking statements" under U.S. and Canadian securities laws. Forward-looking statements relate to Allied Corp’s anticipated developments, strategic objectives, performance, and market opportunities. These include, but are not limited to, statements regarding Allied’s growth in Colombia, Kelowna, Nevada, and other key locations; intellectual property filings; joint development and manufacturing initiatives; and planned product introductions.

Forward-looking statements can often be identified by terms such as "anticipates," "believes," "expects," "intends," "plans," "will," "may," and similar expressions. These statements are based on current assumptions, projections, and management’s experience, but are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Notable risks include, but are not limited to, regulatory risks associated with the cannabis industry and market changes ; risks related to competition within the cannabis and medical industries; risks related to potential operational and logistical challenges; risks related to market demand; risks related to economic conditions impacting growth and profitability; risks related to potential delays or adverse changes in project locations or expansion plans; as well as any other risk that may be further described in and the risk factors discussed in Allied’s filings with the SEC, available at www.sec.gov.

Though Allied endeavors to identify important factors that may impact actual outcomes, other unknown factors may also cause results to vary. The forward-looking statements contained in this news release are made as of the date of this news release. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, the Company undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.

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